Exhibit 99.1

FOR IMMEDIATE RELEASE: November 18, 2008

CONTACT:	Donald W. Jewell	Patrick W. Hurley
	Chief Executive Officer	Chief Financial Officer
	(303) 320-8800	(303) 320-8800

SPORT-HALEY, INC. REPORTS FIRST QUARTER UNAUDITED RESULTS

Denver, Colorado - November 18, 2008 - Sport-Haley, Inc. (NASDAQ NMS: SPOR) (the “Company”) today announced the results of its operations for the first quarter of its 2009 fiscal year.

Net sales of fashion apparel for the three months ended September 30, 2008, were $2,824,000, a decrease of $584,000, or 17%, from net fashion apparel sales of $3,408,000 for the comparable period in the prior fiscal year. The decrease for the comparative three-month periods was primarily comprised of decreases in net sales of SPORT HALEY® and Ben Hogan® fashion apparel between the respective periods. Net sales of our SPORT HALEY® fashion apparel collections were $1,463,000 and $1,580,000 for the three months ended September 30, 2008 and 2007, as corrected, respectively, a decrease of $117,000, or 7%. Net sales of our Ben Hogan® fashion apparel collections were $1,262,000 and $1,702,000 for the three months ended September 30, 2008 and 2007, as corrected, respectively, a decrease of $440,000, or 26%. The remainder of our fashion apparel net sales was comprised of embroidery and shipping revenues.

Net sales of Top-Flite® branded apparel for the three months ended September 30, 2007, were $120,000. We discontinued marketing apparel bearing the Top-Flite® label in November 2007, and in March 2008 our license agreement with Callaway was amended to remove the Top-Flite® brand, effective January 1, 2008.

As a percentage of net sales, gross profit of our fashion apparel was 27% and 33% for the three months ended September 30, 2008 and 2007, as corrected, respectively. As a percentage of net sales, gross profit of our branded apparel was 0% and 21% for the three months ended September 30, 2008 and 2007, respectively.

Net loss for the three months ended September 30, 2008, was ($1,040,000), a difference of ($371,000), or 55%, as compared with the net loss of ($669,000), as corrected, for the comparable three-month period in the prior fiscal year. Both the basic and diluted losses per share were ($0.46) for the three months ended September 30, 2008, and were ($0.29) per share, as corrected, for the comparative three-month period in the prior fiscal year. All securities options were anti-dilutive and therefore excluded from the per share calculations with respect to periods in which net losses were incurred.

For further information regarding the first quarter of our 2009 fiscal year, refer to our Form 10-Q for the quarterly period ended September 30, 2008, which we plan to submit to the Securities and Exchange Commission on November 19, 2008.

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SPORT-HALEY, INC. REPORTS FIRST QUARTER UNAUDITED RESULTS (continued)

Sport-Haley, Inc. designs, purchases, contracts for the manufacture of and markets women’s and men’s fashion golf apparel and outerwear under the SPORT HALEY® and Ben Hogan® labels. The fashion golf apparel collections, known for their innovative designs, quality fabrics, generous fits and classic styles, are primarily marketed in the premium and mid-priced markets, through a network of independent sales representatives and distributors, to golf professional shops, country clubs, resorts and exclusive department stores within the United States and by certain distributors within international markets. Ben Hogan® fashion apparel is distributed pursuant to a licensing agreement with Callaway Golf Company, which we consider to be a key component of our business strategies. Reserve Apparel Group LLC, a wholly owned subsidiary of Sport-Haley, Inc., formerly designed, purchased, contracted for the manufacture of, marketed and distributed branded golf apparel and outerwear under the Top-Flite® label to mass retailers and other big-box type high sales volume retail stores. Top-Flite® branded apparel was distributed until November 2007 pursuant to a licensing agreement with Callaway Golf Company, which was amended to remove the Top-Flite® brand effective January 1, 2008.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: When used in this release, the words “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” and similar expressions, variations or the negative of these words, and any statement regarding possible or assumed future results of operations of our business, the markets for our products, anticipated expenditures, regulatory developments or competition, or other statements regarding matters that are not historical facts, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. The reader should be aware that our actual results could differ materially from those contained in forward-looking statements. Our financial condition and the results of our operations will depend on a number of factors, including, but not limited to, the following: successfully anticipating fashion trends, designing favorably accepted fashion golf apparel, effectively advertising and communicating within the marketplace, and penetrating our chosen distribution channels; competition within golf apparel markets; business conditions and growth in the fashion golf apparel market and the general economy; our ability to successfully forecast sales and optimize inventory levels; our ability to successfully manage risks associated with the trend of a high relative percentage of sales with respect to licensed apparel, such as the Ben Hogan® apparel collections; loss of certain third party suppliers, and/or delays in receiving garments from third party suppliers caused by various factors, including lost or reduced manufacturing capacity or significant suppliers, labor shortages, timely performance of third parties, transportation difficulties, and others; significant delays in deliveries from third party suppliers; unsatisfactory recourse with regard to nonconforming goods received from foreign suppliers; political and international trade relations; changes in international trade quota systems for apparel; significant reliance upon several individual foreign suppliers; reliance upon a certain foreign person responsible for maintaining relationships with and monitoring the performance of certain of our significant foreign suppliers; consumer spending on golf apparel; general global economic and political conditions resulting from

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SPORT-HALEY, INC. REPORTS FIRST QUARTER UNAUDITED RESULTS (continued)

threats or acts of war or terrorism and responses thereto; access to capital; maintaining satisfactory relationships with commercial banking institutions; establishing controls with regard to and maintaining the integrity of technology and information systems; and, reliance upon executive officers and key employees. Additional information on these and other factors that could affect our financial results is included in our Form 10-K for the year ended June 30, 2008. There may be other factors not mentioned above or included in our Securities and Exchange Commission filings that may cause actual results to differ materially from any forward-looking statement. The reader should not place undue reliance on any forward-looking statement. Neither the Company nor any of its corporate officers or key employees assumes any obligation to update any forward-looking statement as a result of new information, future event or development, except as required by securities laws.

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SPORT-HALEY, INC.

Unaudited Financial Information

(in thousands except per share data)

	Three Months Ended
	September 30,
	2008	2007
		As
		Corrected
Statements of Income Data:

Net sales	$2,824,000	$3,528,000

Gross profit	770,000	1,141,000

Total other operating costs	1,775,000	1,851,000

Loss from operations	(1,005,000)	(710,000)

Net loss	(1,040,000)	(669,000)

Basic loss per common share	$(0.46)	$(0.29)

Basic average weighted shares outstanding	2,284,000	2,284,000

	September 30,
	2008	2007
		As
		Corrected
Balance Sheets Data:

Current assets	$11,071,000	$12,794,000

Total assets	11,228,000	13,142,000

Current liabilities	1,920,000	2,655,000

Commitments and Contingencies	164,000	178,000

Long-term liabilities	—	—

Stockholders’ equity	9,144,000	10,309,000

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